Exhibit 14

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Investment Trust: Fidelity Europe Fund, Fidelity France Fund, Fidelity Germany Fund and Fidelity United Kingdom Fund of our reports dated December 15, 1999 on the financial statements and financial highlights included in the October 31, 1999 Annual Reports to Shareholders of the above referenced funds.

We also consent to the references to our Firm under the headings "Experts" and "Financial Highlights" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information for Fidelity Fidelity Investment Trust: Fidelity Europe Fund, Fidelity France Fund, Fidelity Germany Fund and Fidelity United Kingdom Fund.





        /s/ PricewaterhouseCoopers LLP
        PricewaterhouseCoopers LLP



Boston, Massachusetts
March 23, 2000